UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2021

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

Dr. Jennifer Buell has resigned as a member of the Audit Committee, and the board has appointed Joshua Silverman, a member of the Board who meets all audit committee independence and other eligibility requirements identified in Nasdaq Listing Rule 5605(c)(2)(A), to serve as a member of the Audit Committee.

On October 1, 2021, Protagenic Therapeutics, Inc. (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company of the Nasdaq Staff’s determination that during the period from April 27, 2021 to September 30, 2021 the membership of Dr. Buell as a member of the audit committee did not comply with Nasdaq’s audit committee composition requirements set forth in Listing Rule 5605(c)(2)(A). With the replacement of Dr. Buell on the audit committee with Mr. Silverman , the company is now in compliance with the NASDAQ requirement.

Further, notwithstanding the prior assessment of Dr. Buell not qualifying as independent, it was later determined that Dr. Buell did meet the independence requirements of Nasdaq Listing Rule 5605(c)(2)(A)(ii). Thus, Dr. Buell is now also considered as an independent member of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: October 5, 2021	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer

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